                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have issued our report dated March 8, 1996, accompanying the consolidated financial statements of Bayport Restaurant Group, Inc. included in the Annual Report of Landry's Seafood Restaurants, Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement (No. 333-46653) of Landry's Seafood Restaurants, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts."


                              GRANT THORNTON LLP



Miami, Florida
March 10, 1998